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                                                                      EXHIBIT 21

                               DAVOX CORPORATION

                             List of Subsidiaries

Name of Subsidiary                                Jurisdiction of Incorporation
------------------                                -----------------------------

Davox Securities Corporation                      Massachusetts

Davox (Europe) Limited                            United Kingdom

Davox Corporation Hong Kong Limited               Hong Kong

Davox Sales Corporation                           Barbados

Davox International Holdings, Incorporated        Massachusetts

Davox Mexico S.R.L.                               Mexico